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                                                                 Exhibit 4(g)



No. R-1

                           WENDY'S INTERNATIONAL, INC.

                      5% CONVERTIBLE SUBORDINATED DEBENTURE


                  Wendy's International, Inc., an Ohio corporation (the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to NBD Bank, as Institutional Trustee of Wendy's Financing I, or registered assigns, the principal sum of TWO HUNDRED TWO MILLION, TWENTY THOUSAND, TWO HUNDRED FIFTY Dollars ($202,020,250) on September 15, 2026, and to pay interest on said principal sum from September 20, 1996, or from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, quarterly (subject to deferral as set forth herein) in arrears on March 15, June 15, September 15, and December 15 of each year commencing December 15, 1996, at the rate of 5% per annum until the principal hereof shall have become due and payable, and on any overdue principal and premium, if any, and (without duplication and to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum compounded quarterly. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months. Except as provided in the following sentence, the amount of interest payable for any period shorter than a full quarterly period for which interest is computed, will be computed on the basis of the actual number of days elapsed per 30-day month. In the event that any date on which interest is payable on this Convertible Debenture is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture (referred to on the reverse hereof, be paid to the person in whose name this Convertible Debenture (or one or more Predecessor Securities, as defined in said Indenture) is registered on the Regular Record Date for such interest installment, which shall be the close of business on the Business Day next preceding such Interest Payment Date unless otherwise provided in the Indenture. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered Holders on such Regular Record Date and may be paid to the Person in whose name this Convertible Debenture (or one or more Predecessor Securities) is registered at the close of business on a special record date to be fixed by the


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Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered Holders of the Convertible Debentures not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Convertible Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. The principal of (and premium, if any) and the interest on this Convertible Debenture shall be payable at the office or agency of the Trustee maintained for that purpose in any coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; PROVIDED, HOWEVER, that payment of interest may be made at the option of the Company by check mailed to the registered Holder at such address as shall appear in the Security Register. Notwithstanding the foregoing, so long as the Holder of this Convertible Debenture is the Institutional Trustee, the payment of the principal of (and premium, if any) and interest on this Convertible Debenture will be made at such place and to such account as may be designated by the Institutional Trustee.

                  The indebtedness evidenced by this Convertible Debenture is, to the extent provided in the Indenture, subordinate and junior in right of payment to the prior payment in full of all Senior Indebtedness, and this Convertible Debenture is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Convertible Debenture, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and
(c) appoints the Trustee his or her attorney-in-fact for any and all such purposes. Each Holder hereof, by his or her acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

                  This Convertible Debenture shall not be entitled to any benefit under the Indenture hereinafter referred to, be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

                  The provisions of this Convertible Debenture are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

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         IN WITNESS WHEREOF, the Company has caused this instrument to be executed.


                                                WENDY'S INTERNATIONAL, INC.


                                                By: /s/ John K. Casey
                                                   ---------------------------
                                                Name: John K. Casey
                                                Title: Vice Chairman and Chief
                                                       Financial Officer


Attest:

By: /s/ Dana Klein
   ---------------------------------
Name: Dana Klein
Title: Assistant Secretary

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                          CERTIFICATE OF AUTHENTICATION

         This is one of the Convertible Debentures of the series of Convertible Debentures described in the within-mentioned Indenture.

Dated: September 20, 1996

NBD BANK,
as Trustee                                  or as Authentication Agent

By                                          By
  --------------------                        ------------------------
  Authorized Signatory                        Authorized Signatory



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                             (Reverse of Debenture)

         This Convertible Debenture is one of a duly authorized series of Debentures of the Company (herein sometimes referred to as the "Debentures"), specified in the Indenture, all issued or to be issued in one or more series under and pursuant to an Indenture dated as of September 16, 1996, duly executed and delivered between the Company and NBD Bank, as Trustee (the "Trustee"), as supplemented by the First Supplemental Indenture dated as of September 20, 1996, between the Company and the Trustee (the Indenture as so supplemented, the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Convertible Debentures. By the terms of the Indenture, the Debentures are issuable thereunder in series that may vary as to amount, date of maturity, rate of interest and in other respects as provided in the Indenture. This series of Debentures is limited in aggregate principal amount as specified in said First Supplemental Indenture and herein sometimes referred to as the "Convertible Debentures."

         Because of the occurrence and continuation of a Special Event, in certain circumstances, this Convertible Debenture may become due and payable at the principal amount together with any interest accrued thereon (the "Redemption Price"). The Redemption Price shall be paid prior to 12:00 noon, New York time, on the date of such redemption or at such earlier time as the Company determines. The Company shall have the right to redeem this Convertible Debenture at the option of the Company, upon not less than 30 nor more than 60 days notice, without premium or penalty, in whole or in part at any time on or after September 17, 2000 (an "Optional Redemption") at the following prices (expressed as percentages of the principal amount of the Convertible Debentures) (the "Optional Redemption Price") together with accrued and unpaid interest, including Additional Interest and Compounded Interest to, but excluding, the redemption date, if redeemed during the 12-month period beginning September 15:

          YEAR                         REDEMPTION PRICE
          ----                         ----------------
          2000                              103.00%
          2001                              102.50
          2002                              102.00
          2003                              101.50
          2004                              101.00
          2005                              100.50

and 100% if redeemed on or after September 15, 2006.

         If Convertible Debentures are redeemed on any March 15, June 15, September 15, or December 15, accrued and unpaid interest

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shall be payable to holders of record on the relevant record date.

         So long as the corresponding Trust Preferred Securities are outstanding, the proceeds from the redemption of any of the Convertible Debentures will be used to redeem Trust Preferred Securities.

         If the Convertible Debentures are only partially redeemed by the Company pursuant to an Optional Redemption, the Convertible Debentures will be redeemed PRO RATA or by lot or by any other method utilized by the Trustee.

         In the event of redemption of this Convertible Debenture in part only, a new Convertible Debenture or Convertible Debentures of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

         In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of all of the Convertible Debentures may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

         The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in aggregate principal amount of the Debentures of each series affected at the time outstanding, as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Debentures of such series; PROVIDED, HOWEVER, that no such supplemental indenture shall (a) extend the fixed maturity of any Debenture of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, or make any change that adversely affects the right to convert any Debenture of any series or make any change in the subordination provisions that adversely affects the rights of any Holders of any Debenture of any series, without the consent of the Holder of each Debenture so affected, or (b) reduce the aforesaid percentage of Debentures of such series, the Holders of which are required to consent to any such supplemental indenture, without the consent of the Holders of each Debenture of any series then outstanding and affected thereby. The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Debentures of any series at the time outstanding affected thereby, on behalf of all of the Holders of the Debentures of such series, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture with

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respect to such series, and its consequences, except a default in the payment of the principal of or premium, if any, or interest on any Debentures of such series or a failure to convert any Debentures of such series in accordance with its terms upon an election by the Holders thereof. Any such consent or waiver by the registered Holder of this Convertible Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Convertible Debenture and of any Convertible Debenture issued in exchange therefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Convertible Debenture.

         No reference herein to the Indenture and no provision of this Convertible Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Convertible Debenture at the time and place and at the rate and in the money herein prescribed.

         As long as an Event of Default under Section 501 of the Indenture shall not have occurred and be continuing, the Company shall have the right at any time during the term of the Convertible Debentures and from time to time to extend the interest payment period of such Convertible Debentures for up to 20 consecutive quarters (an "Extended Interest Payment Period"), at the end of which period the Company shall pay all interest then accrued and unpaid (together with interest thereon at the rate specified for the Convertible Debentures to the extent that payment of such interest is enforceable under applicable law). Before the termination of any such Extended Interest Payment Period, the Company may further extend such Extended Interest Payment Period, PROVIDED that such Extended Interest Payment Period together with all such further extensions thereof shall not exceed 20 consecutive quarters. At the termination of any such Extended Interest Payment Period and upon the payment of all accrued and unpaid interest and any additional amounts then due, the Company may commence a new Extended Interest Payment Period.

         As provided in the Indenture and subject to certain limitations therein set forth, this Convertible Debenture is transferable by the registered Holder hereof on the Security Register of the Company, upon surrender of this Convertible Debenture for registration of transfer at the office or agency of the Trustee in the City and State of New York accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee duly executed by the registered Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Convertible Debentures of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees. No service charge will be made for any such trans-


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fer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

         Prior to due presentment for registration of transfer of this Convertible Debenture, the Company, the Trustee, any paying agent and the Security Registrar may deem and treat the registered holder hereof as the absolute owner hereof (whether or not this Convertible Debenture shall be overdue and notwithstand ing any notice of ownership or writing hereon made by anyone other than the Security Registrar) for the purpose of receiving payment of or on account of the principal hereof and premium, if any, and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Security Registrar shall be affected by any notice to the contrary.

         No recourse shall be had for the payment of the principal of or the interest on this Convertible Debenture, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

         The Holder of any Convertible Debenture has the right, exercisable at any time through the close of business (New York time) on September 15, 2026 (or, in the case of a Convertible Debenture called for redemption, prior to the close of business on the Business Day prior to the corresponding redemption date), to convert the principal amount thereof (or any portion thereof that is an integral multiple of $50) into shares of Common Stock at the initial conversion rate of 1.8932 shares of Common Stock for each Convertible Debenture (equivalent to a Conversion Price of $26.41 per share of Common Stock), subject to adjustment under certain circumstances.

         To convert a Convertible Debenture, a Holder must (a) complete and sign a conversion notice substantially in the form attached hereto, (b) surrender the Convertible Debenture to a Conversion Agent, (c) furnish appropriate endorsements or trans fer documents if required by the Conversion Agent and (d) pay any transfer or similar tax, if required. If a Convertible Debenture is surrendered for conversion after the close of business on any regular record date for payment of a Distribution and before the opening of business on the corresponding Distribution payment date, then, notwithstanding such conversion, the Distribution payable on such Distribution payment date will be paid in cash to the person in whose name the Convertible Debenture is registered

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at the close of business on such record date, and (other than a Convertible
Debenture or a portion of a Convertible Debenture called for redemption on a redemption date occurring after such record date and on or prior to such Distribution payment date) when so surrendered for conversion, the Convertible Debenture must be accompanied by payment of an amount equal to the Distribution payable on such Distribution payment date. The number of shares issuable upon conversion of a Convertible De benture is determined by dividing the principal amount of the Convertible Debenture converted by the Conversion Price in effect on the Conversion Date. No fractional shares will be issued upon conversion but a cash adjustment will be made for any fractional interest. The outstanding principal amount of any Convertible Debenture shall be reduced by the portion of the principal amount thereof converted into shares of Common Stock.

         The Convertible Debentures of this series are issuable only in registered form without Coupons in denominations of $50 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Convertible Debentures of this series are exchangeable for a like aggregate principal amount of Convertible Debentures of this series of a different authorized denomination, as requested by the Holder surrendering the same.

         All terms used in this Convertible Debenture that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THE CONVERTIBLE DEBENTURES WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

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                               ELECTION TO CONVERT


To: Wendy's International, Inc.

         The undersigned owner of this Convertible Debenture hereby irrevocably exercises the option to convert this Convertible Debenture, or the portion below designated, into Common Stock of WENDY'S INTERNATIONAL, INC. in accordance with the terms of the Indenture referred to in this Convertible Debenture, and directs that the shares issuable and deliverable upon conversion, together with any check in payment for fractional shares, be issued in the name of and delivered to the undersigned, unless a different name has been indicated in the assignment below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

Date:              ,
     --------------  ---
         in whole Portions of Convertible Debenture to be converted ($50 or integral multiples thereof):
                                         $
                                          --------------------------

                                         -----------------------------------
                                         Signature (for conversion only)

                                         Please Print or Typewrite Name and
                                         Address, Including Zip Code, and Social
                                         Security or Other Identifying Number

                                         ---------------------------------------
                                         ---------------------------------------
                                         ---------------------------------------

                                         Signature Guarantee:*
                                                              ------------------


--------
* Signature must be guaranteed by an "eligible guarantor institution" that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Conversion Agent, which requirements include membership of participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Conversion Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities and Exchange Act of 1934, as amended.

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                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Convertible Debenture to:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


        (Insert assignee's social security or tax identification number)


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                    (Insert address and zip code of assignee)

and irrevocably appoints
                                  ----------------------------------------------

--------------------------------------------------------------------------------


___________________________________________________ agent to transfer this Convertible Debenture on the books of the Trust.
The agent may substitute another to act for him or her.

Date:
     ---------------------------------------

Signature:
          ----------------------------------
          (Sign exactly as your name appears on the other side of this Convertible Debenture)

Signature
Guarantee*:
           -------------------------------------------------




--------
* Signature must be guaranteed by an "eligible guarantor institution" that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Conversion Agent, which requirements include membership of participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Conversion Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities and Exchange Act of 1934, as amended.

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